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                                                                      EXHIBIT 12



                   NORTH SHORE GAS COMPANY AND SUBSIDIARY COMPANIES

           STATEMENT RE:  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                (Dollars in Thousands)


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

                                                               Fiscal years ended September 30,
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                                            1996            1995            1994            1993            1992
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
Net Income Before Preferred
      Stock Dividends                     $16,347        $  9,048         $10,378        $  8,973         $12,527

Add - Income Taxes                         10,154           4,859           5,087           4,788           7,257
      Fixed Charges (see below)             5,741           7,196           6,648           7,198           6,175
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Earnings                                  $32,242         $21,103         $22,113         $20,959         $25,959
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Fixed Charges:
      Interest on Long-Term Debt           $4,937        $  5,905        $  6,326        $  6,718        $  5,500
      Other Interest                          804           1,291             322             480             675
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         Total Fixed Charges               $5,741        $  7,196        $  6,648        $  7,198        $  6,175
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Ratio of Earnings to Fixed Charges           5.62            2.93            3.33            2.91            4.20
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